EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

AdStar, Inc.
Marina Del Rey, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 5, 2004, relating to the financial statements of AdStar, Inc. and subsidiary appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

     We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO Seidman, LLP BDO Seidman, LLP

Los Angeles, California
April 27, 2004